Exhibit 99.1

VaxGen Names Kevin Lee Acting CFO Following Resignation of James Cunha; Company Provides Update on Progress Toward Filing Financial Statements; Conference Call Scheduled for 10 a.m., Eastern, Today

BRISBANE, Calif. – June 6, 2005 – VaxGen, Inc. (Pink Sheets: VXGN.PK) announced today that it has accepted the resignation of James M. Cunha, Chief Financial Officer, effective June 3, 2005. Kevin C. Lee, a Certified Public Accountant with more than 20 years of experience in finance and VaxGen’s Senior Director of Finance, has been named Acting Chief Financial Officer.

Mr. Lee, 50, has served with VaxGen since 2003 and has day-to-day responsibility for accounting and financial reporting. The previously announced restatement of the company’s financial statements for 2001, 2002 and 2003 will remain his primary responsibility and focus.

Mr. Lee has more than 15 years experience in finance and accounting specific to the biotechnology industry, having served in financial positions at Telik, Inc., SuperGen, Inc., and Glyko, Inc., which later became a subsidiary of BioMarin Pharmaceutical, Inc. Mr. Lee served as CFO at Glyko. He is also the Membership Chairman and Treasurer for the Northern California Chapter of the Association of Bioscience Financial Officers.

“I want to thank Jim Cunha for his service to VaxGen,” said Lance K. Gordon, Ph.D., VaxGen’s President and Chief Executive Officer. “Jim strengthened our internal accounting and reporting controls and expanded our finance and administration team by adding several highly experienced people. We all wish him well in his new endeavors.”

Dr. Gordon continued: “Kevin has been the point person on our restatement and has a detailed understanding of what needs to be done to complete the process. VaxGen’s Executive Committee has great confidence that Kevin, assisted by a very able team, is the right person to oversee the restatement process and move toward the relisting of our stock as soon as possible.”

Audit Update

As previously announced, VaxGen will restate its financial statements for the years ended December 31, 2001, 2002 and 2003, principally to apply a more appropriate policy for recognizing revenue from certain government contracts. The company has made substantial progress towards this restatement, with field work by VaxGen’s independent auditors mostly complete. The company also has commissioned a U.S. standards-based audit of its South Korean joint venture, Celltrion, Inc. Independent auditor field work for the Celltrion audit is substantially complete. The audit of Celltrion will be necessary in the event that Celltrion’s financial results have to be reflected in VaxGen’s financial statements. The decision whether to incorporate Celltrion’s financial results in VaxGen’s financial statements is pending and is expected to be reached soon.

The change in VaxGen’s revenue recognition policy is not associated with any impropriety and is driven solely by the company’s desire to ensure that VaxGen uses the most appropriate revenue recognition policy in conformity with U.S. Generally Accepted Accounting Principles (U.S. GAAP). As a result of the planned restatement of financial statements for fiscal years 2001, 2002, and 2003 to reflect the new policy, the annual and quarterly reports previously filed with the U.S. Securities and Exchange Commission (SEC) for these periods should not be relied upon.

The reaudit of VaxGen’s financial statements and the audit of Celltrion’s financial statements, assuming the latter is required, must be completed before VaxGen can file its restated financial statements with the SEC. VaxGen’s goal is to file all of its amended and outstanding financial statements with the SEC by the end of the third quarter of 2005, although the timing of the filing could slip into the fourth quarter. The company intends to apply for relisting on the Nasdaq as soon as it files its amended and outstanding financial statements.

“We have accomplished a great deal in this restatement process, but important work remains to be done,” Mr. Lee said. “I am confident we will complete the restatement process and file our financial statements, but this is a complex process that is not entirely under our control, and it is difficult to make precise predictions about timing. We are very aware of the hardship this process has placed on our shareholders and employees, so I want to emphasize that this project is job number one for us and will remain so until it is completed.”

The more appropriate revenue recognition policy will allow VaxGen to recognize revenue from its cost-plus fixed-fee government contracts as it incurs costs related to those contracts. The fixed fees will be recognized as the company completes contract milestones. Under the company’s previous policy, it recognized revenues only after completing contract milestones. Some direct and all indirect costs, including overhead, were expensed as incurred.

The restatement is required to apply the new revenue recognition policy. The restatement is expected to increase revenues by approximately $16 million for the two-year period ended December 31, 2003. Neither the restatement of VaxGen’s financial statements nor the possible incorporation of Celltrion’s financial results is expected to affect existing or previously reported cash balances. As of May 31, 2005, VaxGen had $41.2 million in cash, cash equivalents and investment securities.

Next Steps

•	If the decision is made to incorporate Celltrion’s financial results into VaxGen’s, certain remaining technical issues will be addressed, including finalizing an independent valuation of Celltrion.
•

VaxGen will complete the preparation of restated annual financial statements for 2001, 2002 and 2003; complete annual financial statements for 2004; complete quarterly financial statements for the quarters ended March 31, June 30 and

September 30, 2004; and prepare quarterly financial statements for the quarters ended March 31, June 30 and, once completed, September, 30, 2005.

•	If necessary, VaxGen will assist Celltrion in completing the preparation of its U.S. GAAP financial statements.
•	VaxGen’s independent auditors will then complete their audits or reviews of all outstanding financial statements.

Once the above steps are completed, VaxGen intends to file with the SEC an Annual Report on Form 10-K for the years ended December 31, 2004, which will include restated financial statements for 2002, 2003 and 2004 and an assessment of the company’s internal controls as of December 31, 2004 pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; an amended Annual Report on Form 10-K/A for the year ended December 31, 2003, which will include restated financial statements for 2001, 2002 and 2003; and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, and any completed fiscal quarters for 2005 which quarterly reports are due at the time of the filing.

Conference Call/Webcast Information

VaxGen will hold a conference call a 10 a.m., Eastern, Monday, June 6 to review this press release. The following phone numbers and website will provide access.

Live Call:	Domestic:	866-586-5518
	International:	706-643-1406
No passcode required.
Replay:	Domestic:	800-642-1687
	International:	706-645-9291
	Passcode:	6884063

Investors may access an audio webcast of the presentation by clicking on “VaxGen Conference Call and Webcast” under “Webcasts” in the Investor Relations section of VaxGen’s web site at www.vaxgen.com/invest.

About VaxGen

VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious disease. Based in Brisbane, Calif., the company is developing vaccines against anthrax, smallpox and Meningitis B. Following the award of two contracts to fund development of VaxGen’s anthrax vaccine, the U.S. government awarded VaxGen an $877.5 million contract in November 2004 to produce 75 million doses of the company’s recombinant anthrax vaccine for civilian biodefense. VaxGen is also the single largest shareholder in Celltrion, Inc., a contract manufacturing organization established in South Korea for the production of biopharmaceutical products grown in mammalian cell culture. For more information, please visit the company’s web site at: www.vaxgen.com.

Note: This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include without limitation, the timing of the filing and the content of the company’s Annual Report on Form 10-K for the year ended December 31, 2004, any required amended Annual Reports on Forms 10-K/A for the year ended December 31, 2003; Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004 and 2005; the timing and outcome of any restatement of financial results for the years ended December 31, 2001, 2002 and 2003; ability of the company to be relisted on the Nasdaq National Market and the timing of any application for relisting or any decision from the Nasdaq Stock Market. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Item 8.01 of the company’s Current Report on Form 8-K filed by VaxGen on March 31, 2005, under the heading “Risk Factors” for a more detailed description of such risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contact:

Paul Laland

Vice President, Corporate Communications

(650) 624-2345

Lance Ignon

Vice President, Corporate Affairs

(650) 624-1041